UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 15, 2023

Atreca, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38935	27-3723255
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

835 Industrial Rd., Suite 400 San Carlos, California		94070
(Address of Principal Executive Offices)		(Zip Code)

(650) 595-2595

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	BCEL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02	Termination of a Material Definitive Agreement.

On September 20, 2023, Atreca, Inc., a Delaware corporation (the “Company”), entered into an Agreement for Modification of Lease and Voluntary Surrender of Premises (the “Lease Modification Agreement”) with ARE-San Francisco No. 63, LLC, a Delaware limited liability company (the “Landlord”), to terminate that certain Lease Agreement dated as of July 17, 2019, as amended by that certain Letter Agreement dated as of August 24, 2020 (the “Lease”), by and between the Company and Landlord, for certain premises located at 835 Industrial Road, San Carlos, California 94070 (the “Premises”) that served as the Company’s headquarters.

The term of the Lease was scheduled to expire on April 30, 2033. The Lease Modification Agreement provides that the Lease will terminate on the earlier of (i) April 30, 2024, and (ii) such earlier date that the Landlord elects to terminate the Lease after November 30, 2023, pursuant to certain accelerated termination rights with respect to the Premises. The Company and the Landlord acknowledge and agree that the Company has elected to vacate the Premises as of November 30, 2023. As consideration for the Landlord’s agreement to enter into the Lease Modification Agreement and accelerate the expiration date of the Lease, the Company has agreed to pay a lease modification payment to the Landlord in an amount of $5.1 million.

The Company conducted a review of its current and expected infrastructure and liquidity needs for its current strategy and, as a result, the Company determined to seek termination of the Lease, which represents approximately $13.0 million of annual expenditures. The Company is evaluating options for facilities sized to its current operational needs.

The foregoing description of the Lease Modification Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Lease Modification Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Chief Financial Officer

On September 15, 2023, Herbert Cross, Chief Financial Officer of the Company, resigned from his position, effective September 22, 2023 (the “Separation Date”), to pursue a new business opportunity. Mr. Cross' resignation was not due to any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices. The Company thanks Mr. Cross for his contributions and wishes him well in his future endeavors. In connection with Mr. Cross’ resignation, John A. Orwin, Chief Executive Officer of the Company, was appointed to serve as the principal financial officer of the Company, effective as of the Separation Date.

In connection with his resignation, on September 18, 2023, the Company and Mr. Cross entered into a Separation and Consulting Agreement (the “Separation and Consulting Agreement”), commencing on the Separation Date, pursuant to which Mr. Cross resigned from his position of Chief Financial Officer and will serve as a consultant to the Company to ensure an orderly transition. The Separation and Consulting Agreement provides for, among other things, (i) a consulting arrangement whereby Mr. Cross will provide certain consulting services to the Company for a weekly consulting fee of $2,000, through March 31, 2024, unless terminated earlier or later pursuant to the terms of the Separation and Consulting Agreement (the “Consulting Period”) and (ii) continued vesting through the Consulting Period of each outstanding and unvested stock option, unit or other equity award held by Mr. Cross as of the Separation Date.

The Separation and Consulting Agreement also provides for, among other things, a release of claims by Mr. Cross in favor of the Company and its affiliates, continuing confidentiality obligations applicable to Mr. Cross, and non-disparagement and cooperation obligations applicable to Mr. Cross and the Company.

The foregoing description of the Separation and Consulting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Separation and Consulting Agreement, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Appointment of Principal Accounting Officer

In addition, in connection with Mr. Cross’ resignation, on September 17, 2023, the Board of Directors of the Company (the “Board”) approved the appointment of Rick Ruiz, Vice President of Finance of the Company, to serve as the principal accounting officer of the Company, effective as of the Separation Date.

Mr. Ruiz, age 59, is an experienced financial professional with a demonstrated history of working in the biotechnology industry and extensive expertise in budgeting, accounting, corporate financial planning and analysis, and internal controls. Prior to his appointment as principal accounting officer of the Company, Mr. Ruiz served as the Company’s Vice President of Finance since September 2018. Prior to joining the Company, Mr. Ruiz served as a consultant at RoseRyan, Inc., a leading finance and accounting advisory firm from March 2014 to September 2018. Mr. Ruiz received a B.S. in Business, Accounting from Biola University.

In connection with his appointment as principal accounting officer, the Board approved an increase in Mr. Ruiz’s annualized base salary to $350,000 and a Retention Bonus Letter, dated September 18, 2023, between Mr. Ruiz and the Company, pursuant to which Mr. Ruiz is eligible for a one-time cash bonus payment in the amount of $125,000, subject to the terms and conditions provided in the Retention Bonus Letter, including his continued service with the Company through February 29, 2024.

The selection of Mr. Ruiz to serve as the principal accounting officer of the Company was not pursuant to any arrangement or understanding with respect to any other person. There are no family relationships between Mr. Ruiz and any director or executive officer of the Company, and there are no transactions between Mr. Ruiz and the Company that would be required to be reported under Item 404(a) of Regulation S-K.

Item 7.01	Regulation FD Disclosure.

On September 21, 2023, the Company issued a press release announcing the Lease Modification Agreement described by Item 1.02 above and the departure of Mr. Cross and appointment of Mr. Ruiz as principal accounting officer described by Item 5.02 above. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is being furnished to the Securities and Exchange Commission and shall not be deemed filed for any purpose.

Item 9.01	Financial Statements and Exhibits.

(d)            Exhibits

Exhibit Number	Exhibit Description
10.1	Agreement for Modification of Lease and Voluntary Surrender of Premises, dated as of September 20, 2023, by and between ARE-San Francisco No. 63, LLC and Atreca, Inc.

10.2	Separation and Consulting Agreement between the Company and Herb Cross dated September 18, 2023.

99.1	Press release dated September 21, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Atreca, Inc.

Dated: September 21, 2023	By:	/s/ Herbert Cross
Herbert Cross
Chief Financial Officer